Exhibit 3


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 13 OF THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 6, 1996, BETWEEN i VILLAGE INC. AND THE OTHER PARTIES THERETO (THE "REGISTRATION RIGHTS AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, i VILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW WARRANT, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF i VILLAGE INC.

                                                                   May 6, 1996

                                i VILLAGE INC.

                          STOCK SUBSCRIPTION WARRANT

                 THIS CERTIFIES that, for value received, AMERICA ONLINE, INC. ("AOL"), or assigns, is entitled to subscribe for and purchase from i VILLAGE INC., a Delaware corporation (the "Corporation"), up to a maximum of 800,000 shares (the "Warrant Shares") of Series B Preferred Stock, $.0005 par value (the "Preferred Stock"), of the Corporation at the price of $2.50 per share (the "Warrant Price"), at such times as shall be determined in accordance with Section 1 hereof during the period (the "Exercise Period") commencing with the earlier of the date hereof and ending with the fifth anniversary of such date. This Warrant is being issued pursuant to a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof, between the Corporation and the other parties thereto and as an inducement to, and in consideration of, AOL's entering into and performing the Information Provider Agreement dated as of May 6, 1996 (the "IPA") between AOL and the Corporation, which includes, among other things, AOL's commitment to carry four channels (in addition to "Parent Soup") over its proprietary commercial online network, which currently has over 5,000,000 subscribers. Terms used but not defined herein shall have the meanings set forth in the Purchase Agreement or the Amended and Restated Stockholders' Agreement, dated the date hereof, among the Corporation and the other parties thereto (the "Stockholders' Agreement").

                          SECTION 1.  Number of Warrant Shares Exercisable
Hereunder.

                 This Warrant shall be or become exercisable as to that number of Warrant Shares, and at such times, as are determined in accordance with Schedule A attached hereto.

                          SECTION 2.  Exercise of Warrant.

                 Subject to the provisions of Section 1 hereof, the rights represented by this Warrant may be exercised by the holder hereof as to those Warrant Shares for which this Warrant is then exercisable as determined in accordance with said Section 1, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by check for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                          SECTION 3.  Exchange of Warrant.

                             (a)  At any time and from time to time during
the Exercise Period, the holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with paragraph (b) below, by the surrender of this Warrant, accompanied by a properly completed and executed Notice of Exchange in the form attached, at the agency or office of the Corporation referred to in Section 2.

                             (b)  In connection with any Warrant Exchange,
this Warrant shall represent the right to subscribe for and acquire the excess (rounded to the next higher integer) of (i) the number (the "Total Number") of Warrant Shares specified in the Notice of Exchange over (and for which this Warrant would otherwise be exercisable) (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Warrant Price by (B) the Fair Market Value.

                             (c)  Fair Market Value of a share of Common
Stock as of a particular date (the "Determination Date") shall mean:

                                  (i)      if the Corporation's Common Stock
         is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc., Automated Quotation ("NASDAQ") National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) trading days ended immediately preceding the Determination Date; or if the Corporation's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the twenty (20) trading days ended immediately preceding the Determination Date;

                                  (ii)     in the event of a Warrant Exchange
         in connection with a merger or consolidation of the Corporation or a sale of all outstanding capital stock or sale of all or substantially all of the assets, the value of the consideration received or receivable by the stockholders of the Corporation for each share of Common Stock held (assuming, in the case of a sale of assets, the Corporation is liquidated immediately following such sale and the consideration paid to the Corporation is immediately distributed to its stockholders); and

                                  (iii)    in all other circumstances, the
         fair market value per share of outstanding Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holder of this Warrant or, if such selection cannot be made within five days after delivery of the Notice of Exchange, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

                             (d)  The closing of any Warrant Exchange shall
take place at the offices of the Corporation on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange (i.e., the excess of (i) the number of shares subject to this Warrant immediately before such Warrant Exchange over (ii) the Total Number).

                          SECTION 4.  Adjustment of Warrant Price.

                 If, at any time during the Exercise Period, the number of outstanding shares of Preferred Stock is (i) increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split-up of shares of Preferred Stock, or (ii) decreased by a combination of shares of Preferred Stock, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Preferred Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii), by (y) the number of shares of Preferred Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

                          SECTION 5.  Adjustment of Warrant Shares.

                 Upon each adjustment of the Warrant Price as provided in
Section 4, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing
(A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of Preferred Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

                          SECTION 6.  Covenants as to Preferred Stock and
Common Stock.

                             (a)  The Corporation covenants and agrees that
all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock which may be issued upon the conversion of the Preferred Stock, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then effective Warrant Price per share of Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of (a) shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of the Preferred Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of Preferred Stock upon the exercise of this Warrant or the conversion of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Preferred Stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Preferred Stock is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

                             (b)  The Corporation further covenants and
agrees that the holder hereof will be entitled to the benefits of any adjustment prior to the exercise hereof pursuant to any anti-dilution protection afforded to holders of Preferred Stock.

                          SECTION 7.  No Shareholder Rights.

                 This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

                          SECTION 8.  Restrictions on Transfer, Rights Under
Purchase Agreement; Etc.

                 The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Preferred Stock issuable upon the exercise of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock are subject to the provisions of
Section 13 of the Registration Rights Agreement and this Warrant. The shares of Preferred Stock issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock shall be entitled to all rights and benefits accorded thereto in the Purchase Agreement, and the applicable provisions of the Purchase Agreement are hereby incorporated herein by reference.

                          SECTION 9.  Transfer of Warrant; Amendment.

                             (a)  This Warrant and all rights hereunder are
transferable, in whole, or in part, in accordance with the Stockholders' Agreement, at the agency or office of the Corporation referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

                             (b)  The terms and provisions of this Warrant
may not be modified or amended, except under the written consent of the Corporation and the Holders of a majority of Warrant Shares issuable upon exercise hereof.

                          SECTION 10.  Reorganizations, Etc.

                 In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing operation and which does not result in any change in the Preferred Stock and Common Stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Preferred Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

                          SECTION 11.  Lost, Stolen, Mutilated or Destroyed
Warrant.

                 If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                 IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on the date first above written.
                                           i VILLAGE INC.



                                           By: /s/ Candice Carpenter
                                               -----------------------------
                                                Name:  Candice Carpenter
                                                Title: Chairman and Chief
                                                       Executive Officer


ATTEST:    /s/ Robert Levitan
       ---------------------------
           Secretary

                                  Schedule A

                        Number of Shares For Which the
                         Warrant Shall be Exercisable:

          Performance Milestone               Percentage of Maximum Number
                                                   of Warrant Shares

1)    Execution and Delivery of the                     33 1/3%
      Information Provider Agreement
      dated as of May 6, 1996 (the
      "IPA")

2)    Commercial Launch of the First                    33 1/3%
      Online Area (as defined in the
      IPA)

3)    Commercial Launch of Second Online                33 1/3%
      Area (as defined in the IPA)

                             Form of Subscription

                    [To be signed upon exercise of Warrant]

                   The undersigned, the holder of the Warrants Shares, hereby irrevocably elects to exercise the purchase rights represented by such
Warrant for, and to purchase thereunder, _________ shares of Series B Preferred Stock of i VILLAGE INC., and herewith makes payment of $ __________ therefor, <F1> and requests that the certificates for such shares be issued in the name of and delivered to, __________________________ whose address is
________________________________________________.

Dated:                                     __________________________________
                                           (Signature)


                                           __________________________________
                                           (Address)


__________________
[FN]
<F1>     All or any portion of which can be paid by cancellation of indebtedness under and surrender of Secured Convertible Notes.

                              Notice of Exchange

                       (To be executed by the Holder in
                        order to exchange the Warrant.)

                 The undersigned hereby irrevocably elects to exchange this Warrant into _______ shares (the foregoing number constituting the "Total Number" referred to in Section 3(b) of this Warrant) of Series B Preferred Stock of i VILLAGE INC., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on
______________________________.

Dated:                                     _________________________________
                                           Name of Holder


                                           By:_______________________________

                              Form of Assignment

                 [To be signed only upon transfer of Warrant]

                 For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the Warrant to purchase ___________ shares of Series B Preferred Stock of i VILLAGE INC., to which the Warrant relates, and appoints Attorney to transfer such right on the books of i VILLAGE INC., with full power of substitution in the premises.

Dated:                            _________________________________
                                  (Signature)


Signed in the presence of:
_____________________________